EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-175165 on Form S-8 and Registration Statement No. 333-178820 on Form S-3 of Primo Water Corporation of our reports dated March 15, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Raleigh, North Carolina
March 15, 2012